                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                 SYSTEMED INC.
                    (In thousands except per share amounts)


                                                                                         Three Months Ended
                                                                                         ------------------
                                                                                  September 30,     September 30,
                                                                                      1995              1994
                                                                                  ------------      -------------
Primary
-------
Average common shares outstanding                                                    22,132             21,583
Net effect of dilutive stock options and warrants
   based on the treasury stock method                                                   703              1,221
Assumed conversion of 8% preferred stock                                                218                220
                                                                                    -------            -------
       Total                                                                         23,053             23,024
                                                                                    =======            =======

Net income applicable to common stock                                               $ 1,174            $ 1,069
                                                                                    =======            =======
Net income per common and common equivalent share                                   $   .05            $   .05
                                                                                    =======            =======



Fully Diluted
-------------
Average common shares outstanding                                                    22,132             21,583
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                                                   703              1,509
Assumed conversion of 8% preferred stock                                                218                220
                                                                                    -------            -------
Total                                                                                23,053             23,312
                                                                                    =======            =======

Net income applicable to common stock                                               $ 1,174            $ 1,069
                                                                                    =======            =======

Net income per common and
   common equivalent share
   assuming issuance of all dilutive
   contingent shares                                                                $   .05            $   .05
                                                                                    =======            =======

Income per common and common equivalent share was calculated by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common stock equivalents include dilutive stock options and warrants and the dilutive effects of preferred stock conversions.

Income per common and common equivalent share - assuming full dilution is not presented in the financial statements because the assumed conversion of convertible debt and any additional incremental issuance of stock options or warrants would be antidilutive.

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                 SYSTEMED INC.
                    (In thousands except per share amounts)

                                                                                      Nine Months Ended
                                                                                      -----------------
                                                                              September 30,        September 30,
                                                                                  1995                 1994
                                                                              -------------        -------------
Primary
-------
Average common shares outstanding                                                 21,959               21,468
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                                                858                  809
Assumed conversion of 8% preferred stock                                             218                  220
                                                                                 -------              -------
       Total                                                                      23,035               22,497
                                                                                 =======              =======

Net income applicable to common stock                                            $ 3,369              $ 1,977
                                                                                 =======              =======
Net income per common and common equivalent share                                $   .15              $   .09
                                                                                 =======              =======





Fully Diluted
-------------
Average common shares outstanding                                                 21,959               21,468
Net effect of dilutive stock options and warrants -
   based on the treasury stock method                                                896                  970
Assumed conversion of 8% preferred stock                                             218                  220
                                                                                 -------              -------
Total                                                                             23,073               22,658
                                                                                 =======              =======

Net income applicable to common stock                                            $ 3,369              $ 1,977
                                                                                 =======              =======

Net income per common and
   common equivalent share
   assuming issuance of all dilutive
   contingent shares                                                             $   .15              $   .09
                                                                                 =======              =======

Income per common and common equivalent share was calculated by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common stock equivalents include dilutive stock options and warrants and the dilutive effects of preferred stock conversions.

Income per common and common equivalent share - assuming full dilution is not presented in the financial statements because the assumed conversion of convertible debt and any additional incremental issuance of stock options or warrants would be antidilutive.